                                                                   Exhibit 1.1

                            1,250,000 Shares Maximum
                             850,000 Shares Minimum
                                 Common Stock

                   CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.
                          World Trade Center - Baltimore
                        401 East Pratt Street, 28th Floor
                            Baltimore, Maryland 21202

                            PLACEMENT AGENCY AGREEMENT

                                        ____________, 1998

The Chapman Co.
World Trade Center - Baltimore
401 East Pratt Street, 28th Floor
Baltimore, Maryland 21202

Ladies and Gentlemen:

     Chapman Capital Management Holdings, Inc., a Maryland corporation (the "Company"), and parent of its wholly-owned subsidiary, Chapman Capital Management, Inc. ("CCM"), proposes to cause to be issued, and sold (the "Offering") through The Chapman Co. (the "Placement Agent") on a "best efforts" basis, a minimum of 850,000 (the "Minimum") and a maximum of 1,250,000 (the "Maximum") shares (the "Shares") of common stock, $0.001 par value per share (the "Common Stock"), at a public offering price of $____ per share (the "Offering Price").

SECTION 1.     APPOINTMENT

     The Company hereby appoints the Placement Agent, and the Placement Agent hereby agrees, to act as an agent of the Corporation and to use its best efforts to solicit subscriptions for the Shares for the period and on the terms set forth in this Agreement. In connection therewith, the Company has delivered to the Placement Agent copies of its Articles of Incorporation and Bylaws, the Corporation's Registration Statement on Form SB-2 (File No. 333-51883) and all amendments thereto (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Company's current prospectus (as currently in effect and as amended or supplemented, the "Prospectus") and shall promptly furnish the Placement Agent with all amendments of or supplements to the foregoing.

SECTION 2.     REPRESENTATIONS OF THE COMPANY

     The Company represents and warrants to the Placement Agent that:

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Chapman Capital Management Holdings, Inc.
The Chapman Co.
_______________, 1998
Page 2


          (a) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization"; the outstanding shares of capital stock of the Company and CCM, have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or CCM convertible into or exchangeable for any capital stock of the Company or CCM, (ii) warrants, rights or options to subscribe for or purchase from the Company or CCM any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or CCM to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

          (b) the Company's only subsidiary is CCM and the Company and CCM each has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and the Prospectus;

          (c) the Company and CCM are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole, and the Company and CCM are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where, individually or in the aggregate, the failure to be so qualified and in good standing would not have a material adverse effect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole; except as disclosed in the Prospectus, CCM is not prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to CCM's capital stock or from paying the Company any loans or advances to CCM from the Company or from transferring CCM's property or assets to the Company;

          (d) the Company and CCM are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Investment Advisers Act of 1940, as amended, and the regulations promulgated thereunder (collectively, the "Securities Laws"), orders, decrees and judgments, including those relating to transactions with affiliates, except where, individually or in the aggregate, the failure to be in compliance in a material respect therewith would not have a material adverse

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effect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole;

          (e) neither the Company nor CCM is in breach of, or in default under, nor has any event occurred which with giving of notice, lapse of time, or both would constitute a breach of, or default under, its respective articles of incorporation or charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or CCM is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which, individually or in the aggregate, would not have a material adverse effect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole, and the execution, delivery and performance of this Agreement and the Qualified Independent Underwriter Agreement, by and between the Company and Ferris Baker Watts Incorporated (the "QIU Agreement") and consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or CCM, or conflict with, or result in any breach of, or constitute a default under, or constitute an event which with giving of notice, lapse of time, or both would constitute a breach of, or default under, (i) any provision of the articles of incorporation or charter or by-laws of the Company or CCM, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or CCM is a party or by which either of them or their respective properties may be bound or affected, or
(iii) any federal, state, local or foreign law, regulation or rule, including, without limitation, the Securities Laws, or any decree, judgment or order applicable to the Company or CCM, except in the case of this clause
(iii) for such breaches or defaults which, individually or in the aggregate, would not have a material adverse effect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole;

          (f) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (g) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement and the QIU Agreement, the consummation of

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The Chapman Co.
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the transactions contemplated hereby and thereby, or the sale and delivery of the Shares by the Company as contemplated hereby other than (i) such as have been obtained, or will have been obtained at each Closing Date under the Securities Act, (ii) such approvals as have been obtained or will have been obtained by the Initial Closing Date in connection with the approval of the quotation of the Shares on the Nasdaq SmallCap Market (the "SmallCap Market") and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered through the Placement Agent;

          (h) each of the Company and CCM has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local and foreign law, regulation and rule, including, without limitation, the Securities Laws, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole; neither the Company nor CCM is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval applicable to the Company or CCM, the effect of which, individually or in the aggregate, could be material and adverse to the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

          (i) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

          (j) the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the regulations promulgated thereunder (the "Securities Act Regulations"); the Registration Statement did not, and any amendment thereto

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Chapman Capital Management Holdings, Inc.
The Chapman Co.
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Page 5


will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at each Closing Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning The Placement Agent and furnished in writing by or on behalf of the Placement Agent to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in Section 11(e) hereof);

          (k) the Preliminary Prospectus was and the Prospectus delivered to the Placement Agent for use in connection with the Offering will be identical in all material respects to the versions of the Preliminary Prospectus and the Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

          (l) all legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required and any such summaries or descriptions present fairly the information required to be shown;

          (m) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company or CCM or any of their respective officers or directors or to which the properties, assets or rights of either entity are subject, at law or in equity, before or by any federal, state, local or foreign court, governmental or regulatory commission, board, body, authority, arbitration panel or agency which, individually or in the aggregate, could result in a judgment, decree, award or order having a material adverse effect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole;

          (n) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and CCM as of the dates indicated and the consolidated results of operations and changes in stockholders' equity and cash flows of the Company and CCM for the periods

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Chapman Capital Management Holdings, Inc.
The Chapman Co.
_______________, 1998
Page 6


specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto); the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary --Summary Financial Data," "Capitalization," "Dilution" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus;

          (o) Arthur Andersen LLP, whose report on the consolidated financial statements of the Company and CCM are filed with the Commission as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Securities Act and the Securities Act Regulations;

          (p) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or the Prospectus, there has not been (i) any material adverse change, in the assets, liabilities, capital, operations, business or condition (financial or otherwise), present or prospective, of the Company and CCM taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and CCM taken as a whole, contemplated or entered into by the Company or CCM, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or CCM, which is material to the Company and CCM taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made by the Company or CCM on any class of capital stock;

          (q) the Company is not, and upon the sale of the Shares as herein contemplated will not be, an investment company which is required to register under the Investment Company Act;

          (r) the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

          (s) except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any equity securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

          (t) the Shares have been duly authorized and, when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, mortgage or other claim whatsoever, and the

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Chapman Capital Management Holdings, Inc.
The Chapman Co.
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Page 7


issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company or CCM is a party, or otherwise;

          (u) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (v) any certificate signed by any officer of the Company or CCM delivered to the Placement Agent or to counsel for the Placement Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each of the Placement Agent and its counsel as to the matters covered thereby;

          (w) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company, and with the requirements of the SmallCap Market;

          (x) in connection with the Offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act;

          (y) except as disclosed in the Prospectus, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated; and

          (z) The Company, CCM and their predecessors have filed all necessary federal, state and foreign income and franchise tax returns that they were required to file and have paid all taxes shown as due thereon (including, but not limited to, all penalties, interest and other additions thereto), except for failures to file or pay which would not, individually or in the aggregate, have a material adverse effect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole. All such tax returns were correct and complete in all material respects. All tax liabilities are adequately provided for on the books of the Company and CCM, except to such extent as would not, individually or in the aggregate, have a material adverse affect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole. The Company, CCM and their predecessors have made all necessary payroll and employment tax payments and are current and up-to-date with respect to such tax payments as of the date of this Agreement, except where failure to

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Chapman Capital Management Holdings, Inc.
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Page 8


make any such payment would not, individually or in the aggregate, have a material adverse affect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole. The Company and CCM have no knowledge of any tax proceedings or other action pending or threatened against the Company or CCM which, individually or in the aggregate, could have a material adverse affect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole.

SECTION 3.   DISTRIBUTION SERVICES

     Subject to the direction and control of the Company's Board of Directors (the "Board"), the Placement Agent shall solicit subscriptions for the Shares to be sold in the Offering.

     (a) As agent of the Company, the Placement Agent shall offer, and solicit offers to subscribe to, the Shares as shall then be effectively registered under the Securities Act and applicable state securities laws. All subscriptions for the Shares obtained by the Placement Agent shall be directed to the Company for acceptance and shall not be binding on the Company until accepted by it. The Placement Agent shall have no authority to make binding subscriptions on behalf of the Company. The Placement Agent's rights hereunder shall not apply to shares of Common Stock issued in connection with the reinvestment by the Company's stockholders of dividends or other distributions or any other offering by the Company of securities to its stockholders.

     (b) The Placement Agent shall use its best efforts to obtain subscriptions to the Shares upon the terms and conditions contained herein and in the Prospectus, including the Offering Price. The Company shall furnish to the Placement Agent from time to time, for use in connection with the Offering, such information with respect to the Company and the Shares as the Placement Agent may reasonably request. The Company shall supply the Placement Agent with such copies of the Prospectus as the Placement Agent may request. The Placement Agent may use its employees, agents and other persons who need not be its employees, at its cost and expense, to assist it in carrying out its obligations hereunder, but no such employee, agent or other person shall be deemed to be an agent of the Company or have any rights under this Agreement.

     (c) The Company reserves the right to suspend the Offering at any time, in the absolute discretion of the Board of Directors, and upon notice of such suspension the Placement Agent shall cease to offer the Shares.

     (d) The Company and the Placement Agent will cooperate with each other in taking such action as may be necessary to qualify the Shares for sale under the securities laws of such states as the Company may designate. The

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Chapman Capital Management Holdings, Inc.
The Chapman Co.
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Page 9

Company shall pay all fees and expenses of registering the Shares under the Securities Act and of registering or qualifying the Shares and the Company's qualification under applicable state securities laws. The Placement Agent shall pay all expenses relating to its broker-dealer qualification.

     (e) The Company shall advise the Placement Agent immediately: (i) of any request by the Commission for amendments to the Company's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the Company's Registration Statement or Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Company's Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the Commission with respect to any amendments to the Company's Registration Statement or Prospectus which may from time to time be filed with the Commission under the Securities Act.

     (f) The Company will advise the Placement Agent promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, the Company will prepare and furnish, at the Company's expense, to the Placement Agent promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Placement Agent a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission.

     (g) The Company will furnish promptly to the Placement Agent a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Placement Agent may reasonably request.

     (h) The Company will furnish to the Placement Agent, not less than one business day before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

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Page 10


SECTION 4.   EXPENSES

     The Company will pay all fees, costs and expenses incident to the performance by the Company of its obligations hereunder, including: (a) the preparation, printing, filing and distribution of the Registration Statement (including the exhibits thereto), all amendments and supplements thereto and the Prospectus; (b) the preparation, printing, and issuance of the Shares including any stamp taxes and transfer agent and registrar fees payable in connection with the original issuance of the Shares; (c) the registrations or qualifications referred to in Section 2 hereof including fees and disbursements of counsel relating to such registrations or qualifications;
(d) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company; (e) the expenses of delivery to the Placement Agent of copies of the Prospectus, as may be requested for use in connection with the Offering; (f) any filings required to be made by the Placement Agent with the National Association of Securities Dealers, Inc.; and (g) the fees and expenses incurred with respect to the quotation of the Shares on the Nasdaq SmallCap Market. In the event the Offering is terminated pursuant to Section 6 hereof, the Placement Agent will be entitled to reimbursement only for its actual accountable out-of-pocket expenses and fees and expenses of legal counsel.

SECTION 5.   TERMS OF THE OFFERING

     (a) The Offering shall commence upon the effectiveness of the Registration Statement (the "Effective Date"). All subscription proceeds shall be transmitted directly to an escrow account established at UMB Bank, N.A. (the "Escrow Agent") by 12:00 noon, Central Time, of the next business day after receipt thereof by the Placement Agent. The termination date of the Offering is on the earlier to occur of: the date selected by the Company; the date of the sale of the Maximum; or the date that is 180 days after the Effective Date, unless extended by the Company for one or more additional periods not to exceed an additional 30 days in the aggregate, in which case, on that date which the last such additional period expires (the "Termination Date"). If the Minimum is not sold by 5:00 p.m. Baltimore Time on the Termination Date, the Offering shall terminate and all subscription proceeds shall be returned to prospective investors, without discount and without interest.

     (b) On such date after the sale of the Minimum and on or before the Termination Date as shall be determined by the Company and subject to the terms and conditions of this Agreement, a closing shall occur pursuant to which the Shares shall be issued to subscribers against release of the Offering proceeds held in escrow with respect to such subscribers' subscriptions ("Initial Closing"). After the Initial Closing, subscription proceeds will be held by the Escrow Agent pending a subsequent closing. Subject to the terms and conditions of this Agreement, subsequent closings ("Subsequent Closings") shall be held thereafter with respect to additional sales of the Shares on a monthly basis or on

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Page 11


such a more frequent basis as the Company and Placement Agent shall agree until the earlier of the Termination Date or termination of the Offering as provided herein. The Initial Closing or a Subsequent Closing is hereinafter referred to sometimes as a Closing. The Offering Price will be $___ per Share. The minimum subscription will be for 100 Shares. The Placement Agent shall be paid a selling concession of up to seven percent (7.0%) of the subscription proceeds ($0.___ per share) from all sales of the Shares all, or any portion, of which the Placement Agent may reallow to other selling agents or any qualified independent underwriter. The Company shall have the right to accept or reject in whole or in part subscriptions for the Shares.

SECTION 6.   TERMINATION

     This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board of Directors of the Company, on 10 days' written notice to the Placement Agent or (ii) by the Placement Agent on 10 days' written notice to the Company. This Agreement shall automatically terminate in the event of its assignment.

SECTION 7.     SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND
     WARRANTIES

     The respective indemnities of the Company and the Placement Agent and the representations and warranties of the Company set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation by or on behalf of the Company or the Placement Agent or any controlling person referred to in Section 11 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Placement Agent or the Company or any such controlling person or any legal representative of such controlling person shall be entitled to the benefit of the respective indemnities, agreements, warranties and representations.

SECTION 8.   ACTIVITIES OF PLACEMENT AGENT

     Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Placement Agent's right, or the right of any of its officers, directors or employees (whether or not they are a director, officer, employee or other affiliated person of the Company) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other company, corporation, firm, individual or association.

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The Chapman Co.
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Page 12


SECTION 9.     CERTAIN COVENANTS OF THE COMPANY.

     The Company hereby covenants and agrees with the Placement Agent that:

          (a) The Company will apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

          (b) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement.

          (c) The Company will use its best efforts to effect and maintain the quotation of the Shares on the SmallCap Market and to file with the SmallCap Market all documents and notices required of companies that have securities included for quotation on the SmallCap Market.

          (d) At no time prior to the completion of the Offering will the Company issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or CCM, on the financial condition, results of operations, business, properties, assets or liabilities of the Company or CCM, or the Offering of the Shares, without the prior written consent of the Placement Agent.

SECTION 10.    CONDITIONS OF THE PLACEMENT AGENT'S OBLIGATIONS:

     The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and on each Closing Date, the performance by the Company of its obligations hereunder in all material respects and to the following further conditions:

          (a) The Company shall furnish to the Placement Agent on the date hereof and on each Closing Date an opinion of Venable, Baetjer and Howard, LLP, counsel for the Company, addressed to the Placement Agent and dated as of each such Closing Date, and in a form reasonably satisfactory to Whiteford, Taylor & Preston L.L.P., counsel for the Placement Agent, stating that:

Chapman Capital Management Holdings, Inc.
The Chapman Co.
_______________, 1998
Page 13

               (i) the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization;" the outstanding shares of capital stock of the Company and CCM have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in the Prospectus, to such counsel's knowledge, there are no outstanding (A) securities or obligations of the Company or CCM convertible into or exchangeable for any capital stock of the Company or CCM, (B) warrants, rights or options to subscribe for or purchase from the Company or CCM any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or CCM to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

               (ii)  the Company and CCM each has been duly
     incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement and the QIU Agreement;

               (iii) the execution, delivery and performance of this Agreement and the QIU Agreement by the Company and the consummation by the Company of the transactions contemplated under this Agreement or the QIU Agreement, as the case may be, do not and will not (A) conflict with, or result in any breach of, or constitute a default under, or constitute an event which with giving of notice, lapse of time, or both would constitute a breach of or default under, (I) any provisions of the articles of incorporation, charter or by-laws of the Company or CCM, (II) to the best of such counsel's knowledge, any provision of any material license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or CCM is a party or by which either of them or their respective properties may be bound or affected, or (III) to the best of such counsel's knowledge, any law or regulation, including, without limitation, the Securities Laws, or any decree, judgment or order applicable to the Company or CCM, except in the case of clause (II) for such conflicts, breaches or defaults which, individually or in the aggregate, would not have a material adverse effect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole; or (B) to such counsel's knowledge, result in the creation or imposition of

Chapman Capital Management Holdings, Inc.
The Chapman Co.
_______________, 1998
Page 14


     any lien, charge, claim or encumbrance upon any property or assets of the Company or CCM;

               (iv) to such counsel's knowledge, no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement and the QIU Agreement, the consummation of the transactions contemplated hereby and thereby, the sale and delivery of the Shares by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act, and except that such counsel need express no opinion as to any necessary qualification under the rules of the NASD or the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Placement Agent;

               (v) the Company is not, and upon the sale of the Shares as herein contemplated will not be, an investment company required to be registered under the Investment Company Act;

               (vi) the Shares have been duly authorized and, when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, mortgage or other claim whatsoever;

               (vii) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement known to such counsel to which the Company or CCM is a party or, to the best of such counsel's knowledge, otherwise;

               (viii) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the SmallCap Market;

               (ix) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to

Chapman Capital Management Holdings, Inc.
The Chapman Co.
_______________, 1998
Page 15


     the best of such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;


               (x) as of the Effective Date, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained in such Registration Statement or Prospectus, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

               (xi)  the statements under the captions
     "Capitalization," "Risk Factors -- Regulatory Risks," "Business -- Government Regulation," "Certain Transactions," "Description of Capital Stock," and "Shares Eligible for Future Sale," in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects; and

               (xii) except as set forth in the Prospectus, to the best of such counsel's knowledge, there are no material legal or governmental proceedings pending or threatened against, or involving the properties of the Company or CCM required to be disclosed in the Prospectus; provided that for this purpose such counsel need not regard any litigation or governmental proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the Company or CCM, or to their management, a present intention to initiate such proceedings.

               (xiii) to such counsel's knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or to be described or summarized in the Prospectus which have not been so filed, summarized or described.

     In addition, such counsel shall state that they have participated in the preparation of the Prospectus and the Registration Statement and in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and with the Placement Agent at which the contents of the Prospectus and the Registration Statement and related matters were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and the Registration Statement and have not made any independent investigation or

Chapman Capital Management Holdings, Inc.
The Chapman Co.
_______________, 1998
Page 16


verification thereof, nothing has come to their attention during the course of such participation that leads them to believe that at the time the Registration Statement became effective, the Prospectus and the Registration Statement (other than the financial statements and schedules and other financial and statistical data and information included therein or omitted therefrom, as to which they need express no opinion) contained or contains an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) the Placement Agent shall have received, on each of the date hereof and each Closing Date, a letter dated the date hereof or such Closing Date, as the case may be, in form and substance satisfactory to the Placement Agent, from Arthur Andersen LLP, independent public accountants, confirming that they are independent public accountants within the meaning of the Securities Act and the Securities Act Regulations and stating that in their opinion the financial statements examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; and containing the information and statements of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (c) No amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Placement Agent has objected in writing.

          (d) Prior to the completion of the Offering (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued by the Commission, (ii) no suspension of the qualification of the Shares for offering or sale in any jurisdiction shall have occurred, and no proceeding for such suspension shall have been initiated or threatened; and (iii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact, individually or in the aggregate, required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) Between the time of execution of this Agreement and each Closing Date (i) no material and unfavorable change in the assets, operations, business, prospects or condition (financial or otherwise) of the Company and CCM taken as a whole shall have occurred or become known (whether or not arising in the ordinary course of business), and (ii) no transaction which is material

Chapman Capital Management Holdings, Inc.
The Chapman Co.
_______________, 1998
Page 17

and unfavorable to the Company shall have been entered into by the Company or CCM
 .

          (f) On the Effective Date, the QIU Agreement shall have been entered into and delivered by all required parties.

          (g) On each Closing Date, all filings required to have been made pursuant to Rules 424 or 430A under the Securities Act have been made.

          (h) On the Initial Closing Date, the Shares shall have been approved for listing upon notice of issuance on the SmallCap Market.

          (i) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (j) the Placement Agent shall have received a letter from Nathan A. Chapman, Jr., in form and substance satisfactory to the Placement Agent, confirming his agreement that until February 25, 1999 he will not sell any shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock, or any option, warrant or other right to acquire any shares of Common Stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of the Placement Agent, which consent may be withheld in their sole discretion.

          (k) The Company shall, on the date hereof and at each Closing Date, deliver to the Placement Agent a certificate of its president and its chief financial officer to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraphs (c) through (h) inclusive of this Section 10 have been met and are true and correct as of such date.

          (l) The Company shall have furnished to the Placement Agent such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of the covenants contained herein, and the fulfillment of any conditions contained herein or therein, as of each Closing Date as the Placement Agent may reasonably request.

          (m) The Company shall have performed such of its obligations under this Agreement as are to be performed by the terms hereof at or before each Closing Date.

Chapman Capital Management Holdings, Inc.
The Chapman Co.
_______________, 1998
Page 18


SECTION 11.   INDEMNIFICATION AND CONTRIBUTION

          (a) The Company agrees to indemnify and hold harmless the Placement Agent and its directors, officers and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments and any amount paid in settlement of, any action, suit or proceeding commenced or any claim asserted), to which the Placement Agent may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, related to, based upon or arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus (unless, with respect to any preliminary prospectus, corrected in the Prospectus), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (unless, with respect to any preliminary prospectus, corrected in the Prospectus) , or
(ii) any breach or alleged breach by the Company of its representations, warranties and agreements contained in this Agreement.

     The Placement Agent agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with respect to (i) any breach or alleged breach by the Placement Agent of its representations, warranties and agreements contained in this Agreement or (ii) information relating to the Placement Agent furnished in writing by the Placement Agent expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus; provided, however, that the foregoing indemnity by the Placement Agent shall not apply to any untrue statement or omission contained in any preliminary prospectus which is not contained in the Prospectus.

          (b) In case any action shall be commenced involving any person in respect of which indemnity may be sought under this Section 11, such person shall promptly notify each indemnifying party in writing and such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and the payment of all fees and expenses of such counsel, as incurred. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel

Chapman Capital Management Holdings, Inc.
The Chapman Co.
_______________, 1998
Page 19


shall be at the expense of such indemnified party unless (i) the employment of such counsel by such indemnified party shall have been specifically authorized in writing by the indemnifying parties, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Placement Agent, in the case of parties indemnified pursuant to the first paragraph of
Section 11(a), and by the Company, in the case of the parties indemnified pursuant to the second paragraph of Section 11(a). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expense of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (c) To the extent the indemnification provided for in Section 11a) is unavailable to, or insufficient to hold harmless any indemnified party under Section 11(a), in respect of any loss, claim, damage, liability or judgment referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits

Chapman Capital Management Holdings, Inc.
The Chapman Co.
_______________, 1998
Page 20


received by the Company, on the one hand, and the Placement Agent, on the other, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or if the indemnified party failed to give the notice required under Section 11(b), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other, in connection with the Placement Agent 's activities under this Agreement or the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Offering (after deducting expenses) bear to the total fee paid to the Placement Agent pursuant to Section 5. The relative fault of the Company, on the one hand, and of the Placement Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 11(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 11, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the fee paid to the Placement Agent pursuant to Section 5 exceeds the amount of any damages the Placement Agent has otherwise been required to pay by reason of such activities under this Agreement or such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (d) The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (e) The statements under the caption "Plan of Distribution" in the Prospectus constitute the only information furnished to the Company in writing

Chapman Capital Management Holdings, Inc.
The Chapman Co.
_______________, 1998
Page 21

on behalf of the Placement Agent expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any preliminary prospectus.

          (f)  The indemnity and contribution agreements contained in this
Section 11, and the covenants, representations and warranties of the Company in this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by the Placement Agent or on its behalf or by or on behalf of any person who controls the Placement Agent or
(ii) any termination of this Agreement or the Offering.

SECTION 12.   MISCELLANEOUS

     (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

     (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (d) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

     (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Maryland without reference to principles of conflict of law.

     (f) This Agreement has been and is made solely for the benefit of the Placement Agent, the Corporation and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

     (g) This Agreement embodies the entire agreement between the Corporation and the Placement Agent relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

Chapman Capital Management Holdings, Inc.
The Chapman Co.
_______________, 1998
Page 22


     (h) Please confirm that the foregoing correctly sets forth the agreement between the Corporation and the Placement Agent.

                    Very truly yours,
                    CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.



                                         By:
                                            --------------------------------
                                            Nathan A. Chapman, Jr.
                                            President

Accepted,
THE CHAPMAN CO.


By:
   ---------------------------
    Nathan A. Chapman, Jr.
    President